[Burton Bartlett & Glogovac letterhead]

Note:           This opinion is a draft, the form and substance of which we anticipate rendering in connection with the Company’s Registration Statement. The execution and delivery of our final opinion is conditioned upon our review and approval of various materials on which we will rely, and examination of the applicable legal issues to our satisfaction.

[Date]

Chisen Electric Corporation
Jingyi Road, Changxing Economic Development Zone
Changxing County, Zhejiang Province,
The People’s Republic of China

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-1 as amended to the date hereof (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement pertains to the issuance of (i) up to ___________ shares of common stock, par value $0.001 per share (the “Offered Shares”) of Chisen Electric Corporation, a Nevada corporation (the “Company”) to be issued in accordance with the terms and conditions of the Underwriting Agreement, dated ___________ (the “Underwriting Agreement”) described in the Registration Statement, (ii) warrants to purchase common stock (the "Underwriters' Warrants") to be issued by the Company to the Underwriters as described in the Registration Statement, and (iii) up to __________ shares of common stock of the Company (the “Warrant Shares”) subject to issuance pursuant to the Underwriters’ Warrants.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company’s articles of incorporation, as amended, and bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates made by officers of the Company.

Chisen Electric Corporation
[Date]

In rendering our opinion, we have assumed (a) the genuineness of signatures on the documents we have examined, (b) the conformity to authentic original documents of all documents submitted to us as copies, (c) the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof, (d) the due authorization of the Underwriters’ Warrants by all  parties other than the Company, (e) the Underwriters’ Warrants are the legal, valid, binding and enforceable obligation of all parties other than the Company, and (f) the performance of all obligations pursuant to the Underwriters’ Warrants by all parties other than the Company. We have further assumed that the Company does not in the future issue so many shares of common stock that there are insufficient remaining authorized but unissued shares of Common Stock for the exercise of the Underwriters’ Warrants.  We have not verified any of these assumptions.

This opinion is rendered as of the date hereof and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.  We express no opinion as to the laws of any other state, or the effect of any applicable federal or state securities laws.

Based upon and subject to the foregoing, it is our opinion that:

1.           The Offered Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the provisions of the Underwriting Agreement described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

2.           The Underwriters' Warrants have been duly authorized for issuance to the Underwriters, and when issued and paid for as described in the Registration Statement, will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. We express no opinion with respect to provisions of the Underwriters’ Warrants relating to severability or separability.

Chisen Electric Corporation
[Date]

3.           The Warrant Shares have been duly authorized for issuance upon exercise by the Underwriters of the Underwriters’ Warrants and, when issued and paid for in accordance with the terms and conditions of the Underwriters' Warrants and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations under such act.

Very truly yours, Burton, Bartlett & Glogovac